Exhibit 99.2

YOU ADVANCE AMERICA

February 15, 2012

From the President and Chief Executive Officer

Dear colleagues,

I write to share exciting developments surrounding the future of our company, and emerging opportunities to enhance and expand the array of products and services we offer.

Today, Advance America reached an agreement to be acquired by Grupo Elektra, one of the largest Latin American providers of banking services, consumer finance and specialty retailing. A world-renowned, publicly-traded company based in Mexico City, Grupo Elektra operates throughout Latin America, including Mexico, Argentina, Peru, Panama, Guatemala, Honduras and Brazil.

With this agreement, which is subject to regulatory approvals and other customary closing conditions, Advance America begins a closing process spanning several months. Our board of directors has unanimously approved the transaction and has recommended that our stockholders vote in favor of the transaction. Should the agreement also be approved by our stockholders, Advance America will become a wholly-owned subsidiary of Grupo Elektra, and will no longer be traded on the New York Stock Exchange. All outstanding shares of Advance America stock will be exchanged for $10.50 in cash per share. The acquisition would include all of Advance America’s operations in the United States, the United Kingdom and Canada.

We enter into this agreement confident in the shared opportunities that will result. In particular, by combining Advance America’s footprint in the U.S. and U.K. with Grupo Elektra’s banking and retail experience and track record of innovation in financial services, an excellent opportunity exists to grow our customer base and to expand product and service offerings. There will likely be some changes in the coming months, but it is important to note that the day-to-day operations of our centers will not be immediately affected. We plan to keep our headquarters in Spartanburg, and there will be no change to historical employee benefits under the terms of the agreement.

Throughout our conversations with Grupo Elektra executives, they have continually expressed how impressed they are with the excellent customer service we provide in our centers and our strong administrative and management team. The companies share many of the same values, including a sharp focus on ensuring high standards of service, regulatory compliance and a collaborative employee culture.

Your hard work and dedication to our customers helped make this opportunity possible, and are critical to our success. Please continue serving your internal and external customers as you have in the past during this transition. We sincerely appreciate the resolute pride and focus you bring to our centers each day and look forward to our path ahead together.

Sincerely,

Patrick O’Shaughnessy

Privileged and Confidential

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide our current expectations, beliefs, or forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  They use words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.  Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event or other circumstance that could lead to the termination of the Merger Agreement; (ii) the inability to consummate the Merger due to the failure to obtain stockholder approval; (iii) risks related to disruption of management’s attention from our ongoing business operations due to the transaction; (iv) the effect of the announcement of the transaction on our operating results and business generally; and (v) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transactions. More information about Advance America and other risks related to Advance America are detailed in our Annual Report on Form 10-K for the year ended December 31, 2010 and in “Part II. Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission (the “SEC”).  We do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information, future events or otherwise

Important Additional Information and Where to Find It

In connection with the proposed transaction, we will prepare a proxy statement to be filed with the SEC.  OUR STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ADVANCE AMERICA, THE PROPOSED TRANSACTION, AND RELATED MATTERS.  Stockholders will be able to obtain the proxy statement (when available) free of charge on the Company’s website at http://www.advanceamerica.net. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov. In addition, any materials the Company files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Participants in Solicitation

Advance America and its directors and executive officers may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the transaction.  Information about our directors and executive officers and their holdings of our securities is set forth in the proxy statement for our 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011.  Stockholders may obtain additional information regarding the interests of our directors and officers by reading the proxy statement and other relevant documents regarding the transaction, when filed with the SEC.